UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2015

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

1-36401	39-1975614
(Commission File Number)	(I.R.S. Employer Identification No.)

7035 South High Tech Drive, Midvale, Utah	84047
(Address of Principal Executive Offices)	(Zip Code)

(801) 566-6681

(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 21, 2015, Sportsman’s Warehouse, Inc. (“SWI”), the wholly owned subsidiary of Sportsman’s Warehouse Holdings, Inc. (the “Company”), as lead borrower, and Wells Fargo Bank, National Association (“Wells Fargo”), as administrative agent, collateral agent, and swing line lender, entered into a seventh amendment (the “Seventh Amendment”) to the Credit Agreement, dated May 28, 2012, by and among SWI, the Company, Wells Fargo and the other lenders party thereto (as amended, restated, supplemented or otherwise modified, the “Credit Agreement”). The Seventh Amendment amends and restates, in its entirety, the definitions of “Change of Control” and “Sponsor” contained in the Credit Agreement.

Except as otherwise specifically amended by the Seventh Amendment, all of the terms of the Credit Agreement remain the same.

The foregoing description of the Seventh Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Seventh Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Seventh Amendment to Credit Agreement, dated as of September 21, 2015, by and among Wells Fargo Bank, National Association, as Administrative Agent, Collateral Agent, and Swing Line Lender, and Sportsman’s Warehouse, Inc., as Lead Borrower, and the other parties listed on the signature pages thereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.

	By:	/s/ Kevan P. Talbot
Date: September 21, 2015		Kevan P. Talbot
Chief Financial Officer and Secretary